UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

IDENTIV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2023

Dear Stockholder:

Our 2023 Annual Meeting of Stockholders of Identiv, Inc. will be held virtually on Thursday, June 8, 2023 at 8:00 a.m., local time. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/INVE2023 and using the 16-digit control number included in your proxy materials.

The Notice of 2023 Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 is also enclosed for your information.

Your vote is very important and we encourage you to vote promptly. After reading the Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting virtually, you will have the right to revoke your proxy and vote your shares at that time. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We thank you for your continued support.

Sincerely yours,

/s/ STEVEN HUMPHREYS

Chief Executive Officer

IDENTIV, INC.

2201 Walnut Avenue, Suite 100

Fremont, California 94538

NOTICE OF

2023 ANNUAL MEETING OF STOCKHOLDERS

June 8, 2023

TO OUR STOCKHOLDERS:

The 2023 Annual Meeting of Stockholders (the "Annual Meeting") of Identiv, Inc. (the “Company”), a Delaware corporation, will be held virtually on June 8, 2023, at 8:00 a.m., local time. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVE2023 and using the 16-digit control number included in your proxy materials. We are holding this Annual Meeting for the following purposes:

1.
To elect one Class I director nominee to serve for a three-year term ending at the annual meeting of stockholders in 2026 or until his successor has been duly elected and qualified or until he resigns or is removed;
2.
To vote on a non-binding advisory resolution on the compensation of the Company’s named executive officers (“Say on Pay”);
3.
To ratify the appointment of BPM LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and
4.
To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors recommends that you vote “FOR” the approval of the nominee and each of the proposals outlined above and as more fully described in the accompanying Proxy Statement.

Only stockholders of record at the close of business on April 18, 2023 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the headquarters of the Company 10 days prior to the date of the meeting.

By Order of the Board of Directors of

Identiv, Inc.

/s/ Justin Scarpulla

Chief Financial Officer and Secretary

Fremont, California

April 28, 2023

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WE URGE YOU TO VOTE AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THE PROXY CARD OR VOTING INSTRUCTIONS CARD. THANK YOU FOR ACTING PROMPTLY.

IMPORTANT: Please vote your shares via telephone or the Internet, as described herein and on the proxy card or voting instructions, to assure that your shares are represented at the meeting, or, mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the virtual meeting, you may choose to vote at that time even if you have previously voted your shares.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held virtually on June 8, 2023.

The Proxy Statement and Annual Report are available at

www.proxyvote.com

IDENTIV, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

June 8, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors of Identiv, Inc. (the “Company”) is furnishing this Proxy Statement to you in connection with the solicitation of proxies for use at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 8, 2023, at 8:00 a.m., local time, and any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and in the accompanying notice of Annual Meeting. References in this Proxy Statement to the “Company,” “we,” “our,” “us” or “Identiv” are to Identiv, Inc.

Copies of this Proxy Statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2022, are expected to be mailed on or about April 28, 2023 to stockholders of record as of the Record Date (as defined below).

Record Date

Our Board of Directors has fixed the close of business on April 18, 2023 as the record date (the “Record Date”) for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Shares Outstanding

On the Record Date, 22,716,094 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol INVE.

Quorum

The holders of one-third (1/3) of the outstanding shares of our common stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (as described below) will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business.

Voting and Vote Required

Each stockholder of record on the Record Date will be entitled to one vote per share of common stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting.

Directors are elected by a plurality of the votes cast. Assuming that a quorum is present, the Class I nominee receiving the highest number of shares voted “FOR” their election will be elected. “WITHHOLD” votes and broker non-votes are not considered votes cast for the election of directors and will have no effect on the election of the nominee. No stockholder will be entitled to cumulative votes at the Annual Meeting for the election of any members of our Board of Directors.

Proposals 2 and 3 will pass if each such proposal receives the affirmative vote of a majority of the votes cast, meaning the number of shares voted “FOR” each of Proposals 2 and 3 exceeds the number of shares voted “AGAINST” each such proposal. However, the vote on each of Proposals 2 and 3 is advisory and therefore is not binding on the Company, the Board of Directors, or any committees of the Board of Directors.

Shares which abstain from voting as to a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will be counted for purposes of determining whether a quorum is present for the transaction of business. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors, which requires a plurality of the votes cast, or the other matters being submitted to stockholders, which each require a majority of the votes cast on each such proposal.

Voting Procedures

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered the “stockholder of record” with respect to those shares. Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/INVE2023 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet, telephone or mail, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of shares held in street name. Because a beneficial owner is not a stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a legal proxy from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the virtual Annual Meeting. If you wish to attend the virtual Annual Meeting and vote, you will need to contact your broker, bank or nominee to obtain a legal proxy.

You may vote by proxy as follows:

•
Internet. You may submit a proxy over the Internet by following the instructions provided on the proxy card.
•
Telephone. You may submit a proxy over the telephone by following the instructions provided on the proxy card.
•
Mail. You may submit a proxy by mail by completing, signing and returning the separate proxy card in the prepaid and addressed envelope included with the proxy materials.

Stockholders are urged to specify their choices on the proxy they submit by Internet, telephone or mail. If you submit a proxy, but do not specify how you want to vote on a proposal, in the absence of contrary instructions, the shares of common stock represented by such proxy will be voted as the Board of Directors recommends on each proposal and the persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their judgment. Stockholder votes will be tabulated by a representative of Broadridge Financial Solutions, Inc.

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other intermediaries are entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm, without instructions from the beneficial holder of those shares, but, absent instructions from the beneficial holders of such shares, they are not entitled to vote shares held for a beneficial holder on non-routine matters, such as the election of directors, and the approval of the advisory resolution on Say on Pay. Consequently, if you do not give your broker specific instructions, your shares may not be voted on the non-routine matters. Please instruct your bank or broker so your vote can be counted on all proposals.

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We may reimburse brokerage firms, banks and other persons representing the beneficial owners of shares of our common stock for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.

Revocability of Proxies

If you are a stockholder of record, your proxy is revocable at any time before it is voted at the Annual Meeting either by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the virtual Annual Meeting and voting. Attendance at the virtual Annual Meeting, however, will not by itself revoke a proxy previously delivered to us. If you have executed and returned a proxy and are present at the virtual Annual Meeting and wish to vote at the Annual Meeting, you may elect to do so by notifying the inspector of elections, thereby suspending the power of the proxy holders to vote the proxy previously delivered by you.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or if you have obtained a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares, by attending the virtual Annual Meeting and voting. Attendance at the meeting will not by itself revoke a previously granted proxy.

Annual Report and Other Matters

Our Annual Report on Form 10-K for the year ended December 31, 2022, which is being made available to stockholders with or preceding this Proxy Statement, contains financial and other information about our Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, (the “Exchange Act”).

We make all of our filings with the Securities Exchange Commission (the “SEC”) available free of charge on our website, www.identiv.com, including our proxy statements, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act.

We will also provide to each stockholder of record as of the Record Date, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, this Proxy Statement, and the related proxy card. Requests for copies may be made in writing directed to Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705, Attention: Investor Relations, by telephone at (949) 574-3860, or by e-mailing us at IR@identiv.com.

Stockholder Proposals for 2024 Annual Meeting of Stockholders

Assuming a mailing date of April 28, 2023, stockholder proposals submitted for inclusion in our proxy materials for the 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at 1900-B Carnegie Avenue, Santa Ana, CA 92705, Attention: Secretary, by December 30, 2023; provided, however, that if the date of the 2024 annual meeting of stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials.

Our amended and restated bylaws (“Bylaws”) establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

The notice period for proposals under our Bylaws is not less than 60 calendar days nor more than 90 calendar days before the one-year anniversary of the date on which we first mailed our proxy materials for the Annual Meeting. However, if the date of the 2024 annual meeting of stockholders is moved more than 30 days after the anniversary of the Annual Meeting, the Company’s advance notice procedure requires that such proposal must be received by us not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Notice must be delivered to the Secretary of the Company and must be received by the Company no earlier than the close of business on January 29, 2024 and no later than the close of business on February 28, 2024. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth therein. Our Bylaws have been publicly filed with the SEC.

In addition to satisfying the applicable advance notice provisions in our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Notice must be delivered to the Secretary of the Company and must be postmarked or transmitted electronically no later than April 9, 2024; provided, however, that if the date of the 2024 annual meeting of stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting was made.

If a stockholder fails to give notice of a stockholder proposal as required by our Bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2024 annual meeting of stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2024 annual meeting of stockholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The number of authorized directors is five. Our Board of Directors is divided into three classes with staggered three-year terms. One director serves in Class I (whose term expires at this Annual Meeting), two directors serve in Class II (whose terms expire at the 2025 annual meeting), and two directors serve in Class III (whose terms expire at the 2024 annual meeting).

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for Mr. Humphreys, who currently serves as a Class I director. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holder named in the enclosed proxy will be voted for any nominee who is subsequently designated by the Board of Directors to fill the vacancy. We do not expect, however, that the nominee will decline to serve as a director at the Annual Meeting, as he has agreed to serve if elected.

The nominee for Class I director receiving the highest number of votes will be elected as the Class I director. The nominee for Class I director elected at the Annual Meeting will serve for a term ending on the date of the 2026 annual meeting of stockholders or until his successor has been elected and duly qualified, or upon his earlier resignation or removal.

Set forth below is information as of March 1, 2023 about the nominee and each of the current directors who will continue in office following the Annual Meeting:

Name	Age	Position	Director Since
CLASS I NOMINEE
Steven Humphreys	61	Director Nominee, Chief Executive Officer	1996

CLASS II DIRECTORS
Laura Angelini	59	Director	2022
James E. Ousley	77	Director and Chairman	2014

CLASS III DIRECTORS
Gary Kremen	59	Director	2014
Richard E. Kuntz, M.D.	65	Director	2022

Class I Nominee

Steven Humphreys has served as our Chief Executive Officer since September 2015 and as a director since July 1996. Mr. Humphreys previously served as Chairman of the Board from September 2013 until September 9, 2015. Previously, he also served as Lead Director from May 2010 until April 2013 and as Chairman of the Board from April 2000 to March 2007. Mr. Humphreys also served as President of the Company from July 1996 to December 1996 and as President and Chief Executive Officer from January 1997 to July 1999. From November 2011 to December 2014, Mr. Humphreys served as chief executive officer of Flywheel Software, Inc., a location-based mobile solutions company. From October 2008 until its acquisition by SMSC in February 2011, Mr. Humphreys served as Chief Executive Officer and President of Kleer Corporation, a provider of wireless audio technology. From October 2001 to October 2003, he served as Chairman of the Board and Chief Executive Officer of ActivIdentity Corporation ("ActivIdentity"), a provider of digital identity solutions, a publicly-listed company until its acquisition by HID Global in December 2010. He also served as a director of ActivIdentity from March 2008 until December 2010. Previously, Mr. Humphreys was President of Caere Corporation ("Caere"), a publicly-listed optical character recognition software company. Prior to Caere, he spent ten years with General Electric in a variety of factory automation and information technology positions, most recently leading the Information Delivery Services business unit of GE Information Services. Philanthropically, Mr. Humphreys has been an elected public school board trustee and a contributor to a range of education-oriented charities. He also serves on the board of Summit Public Schools, a charter school system with schools across the West Coast, and developer of the Summit Learning System, developed in cooperation with Facebook and deployed in over 1,000 schools nationwide. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University. Mr. Humphreys brings to the Board of Directors his experience as our Chief Executive Officer and his many years of experience as an executive officer of technology companies ranging from startups to public companies, and as senior management within large multinational corporations. Mr. Humphreys' continued involvement with emerging technologies, venture and angel investing, and his knowledge of the U.S. investment markets, and the wider technology and management communities further make him a valuable addition to our Board of Directors.

Class II Directors

Laura Angelini has served as a director of the Company since October 2022. Ms. Angelini served as General Manager of the Renal Care Global Business Unit at Baxter International Inc. (NYSE: BAX), a healthcare company, from October 2016 to July 2021. Prior to that, Ms. Angelini served in various roles at Johnson & Johnson (NYSE: JNJ), a healthcare company, from July 1991 to September 2016, including as President of North America and Global Franchise Development of Vision Care from 2013 to 2016, Vice-President of Global Strategic Marketing of Ethicon from 2012 to 2013, and Vice President of Medical Devices & Diagnostics of Eastern Europe from 2010 to 2011. Ms. Angelini currently serves as a member of the board of directors of DCC plc, a sales, marketing and support services group and as a member of the board of trustees of Jacksonville University. Ms. Angelini received a bachelor’s degree from University La Sapienza, Rome Italy. Ms. Angelini brings to the Board of Directors substantial knowledge and experience in the healthcare industry, an important aspect of the Company’s growth strategy. Ms. Angelini’s experience in managing global operations for large, multinational healthcare companies and integrating leading-edge technology into their operational processes makes her a valuable addition to our Board of Directors.

James (“Jim”) E. Ousley has served as the Chairman of the Board since September 2015 and as a director of the Company since July 2014. Mr. Ousley has more than 40 years of experience leading global technology and telecommunications organizations. In July 2014, he joined CVC Growth Capital, a private equity and investment advisory firm, as senior operating managing partner. Previously, he served as the Chief Executive Officer at Savvis, Inc. ("Savvis"), a provider of information technology services, from March 2010 to April 2013. Savvis was acquired by Lumen Technologies (formerly CenturyLink), where he served as Chief Executive Officer of Savvis and President of Enterprise Markets Group, which is now CenturyLink Technology Solutions, a global leader in cloud and managed solutions. Prior to Savvis, Mr. Ousley served as President and Chief Executive Officer of Vytek Wireless, Inc., a provider of wireless and mobile computing solutions, which was acquired by Calamp, Inc., President and Chairman of Syntegra (USA), a division of BT Group plc (formerly British Telecommunications plc), a telecommunications holding company, and President and Chief Executive Officer of Control Data Systems, a technology company which was acquired by BT Group plc. Mr. Ousley has also held various executive management positions with Control Data Corporation, a mainframe and supercomputer firm. Mr. Ousley currently serves on the board of directors of Omada, Inc., a provider of identity and access management solutions, Global Cloud Xchange, Inc., a provider of network services, Skybox Security, Inc., a provider of cybersecurity management software, Chayora Limited, an infrastructure developer and data center operator, and Health First Foundation - Northern Arizona, a healthcare fundraising foundation, and previously served on the board of directors of Integra, Inc., Datalink, Inc., Savvis, ActivIdentity Corporation, Control Data Systems, Inc., Pacnet, Inc., Peak10, Bell Microproducts Inc., and other technology and network companies. Mr. Ousley brings to the Board of Directors his many years of experience as an executive officer of technology companies. Mr. Ousley's significant knowledge of global technology and telecommunications organizations, as well as his knowledge of cloud-based technology solutions, and extensive private equity experience in mergers, acquisitions and value creation of technology growth companies make him a valuable addition to our Board of Directors.

Class III Directors

Gary Kremen has served as a director of the Company since February 2014. Mr. Kremen is an entrepreneur and has been an investor in over 100 private technology companies, private equity funds and venture capital funds. Companies he has founded or co-founded include Match.com, one of the world’s largest dating websites, Clean Power Finance (now Spruce Finance), a leading white-label residential solar finance company as well as Pace Avenue, a customer acquisition firm marketing renewable energy and energy efficiency solutions to low and moderate income (LMI). Mr. Kremen is credited as the primary inventor on a 1995-filed patent for dynamic web pages as well as four other patents. Mr. Kremen serves as a board member and/or principal or managing partner to several private companies, including CapGain Solutions, a provider of financial services, and Voter.vote, a political outreach software company. Previously, Mr. Kremen served on the board of directors of several non-profit entities, including the Santa Clara Valley Water District, San Luis & Delta-Mendota Water Authority, San Francisquito Creek Joint Powers Authority, Delta Conveyance Finance Authority, and the University of California Merced Foundation. He holds two B.S. degrees: one in Electrical Engineering and the other in Computer Science, both from Northwestern University, as well as an M.B.A. from the Stanford University Graduate School of Business. Mr. Kremen brings to the Board of Directors his significant experience as a technology entrepreneur. His expertise with Internet, mobile and cloud technologies and his connections to the investment community in Silicon Valley make him a valuable addition to our Board of Directors.

Richard E. Kuntz, M.D. has served as a director of the Company since October 2022. Dr. Kuntz has served as Senior Vice President, Chief Medical and Scientific Officer of Medtronic plc, a medical device company, from January 2015 to May 2022, and of Medtronic, Inc. from August 2009 to December 2014. Prior to that, he was Senior Vice President and President of Medtronic Neuromodulation from October 2005 to August 2009. Prior to his 17 years at Medtronic, Dr. Kuntz was the Founder and Chief Scientific Officer of the Harvard Clinical Research Institute and he also served as Associate Professor of Medicine at Harvard Medical School, Chief of the Division of Clinical Biometrics, and an interventional cardiologist in the division of cardiovascular diseases at the Brigham and Women’s Hospital in Boston. Dr. Kuntz also currently serves as a member of the board of directors of ZimVie Inc. (Nasdaq: ZIMV), a medical technology company, and Rockley Photonics Holdings Limited, a digital health monitoring systems company. Dr. Kuntz graduated from Miami University and received his medical degree from Case Western Reserve University School of Medicine. Dr. Kuntz received his M.S. in biostatistics from the Harvard T.H. Chan School of Public Health. Dr. Kuntz brings to the Board of Directors substantial knowledge and expertise in the healthcare industry, an important aspect of the Company’s growth strategy. Dr. Kuntz's position as an executive officer in a large multinational medical device company, his experience as a director on public company boards and his experience as a practicing physician make him a valuable addition to our Board of Directors.

Director Independence

Our Board of Directors has reviewed the independence of each of our directors and our nominees and considered whether any director or nominee has had a material relationship with the Company or our management that could compromise his or her ability to exercise independent judgment in carrying out his or her duties and responsibilities. As a result of this review, our Board of Directors affirmatively determined that all of our directors, other than Mr. Humphreys, are independent under applicable rules of Nasdaq and the SEC.

Vote Required

At the Annual Meeting, the one Class I nominee receiving the highest number of “FOR” votes cast will be elected to our Board of Directors as the Class I director.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Class I nominee.

Board Meetings and Committees

Board Leadership Structure

In accordance with the Company’s Bylaws, the Board of Directors elects all officers of the Company, including our Chief Executive Officer and our Chairman of the Board, and each of these positions may be held by the same person or may be held by two persons. The Board of Directors has determined that a Lead Independent Director should be elected when the roles of the Chairman of the Board and the Chief Executive Officer are filled by the same person, and such Lead Independent Director should be an independent director as defined by applicable Nasdaq rules and the Company’s Corporate Governance Guidelines and should be elected annually. The role of the Lead Independent Director is to coordinate the activities of the independent directors, to advise the Chairman of the Board as to the information provided by Company management to the independent directors, to manage executive sessions of the independent directors, and to act as principal liaison between the independent directors and the Chairman of the Board.

The Board of Directors has chosen to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. Currently, Steven Humphreys serves as the Company’s Chief Executive Officer and James E. Ousley, who is an independent director, serves as Chairman of the Board of Directors. The Board of Directors believes that this current leadership structure is an appropriate allocation of roles and responsibilities between Company management and the independent members of our Board of Directors to effectively manage the affairs of the Company.

The Board of Directors’ Role in Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Board of Directors has committed to prioritizing and regularly reviewing the Company’s strategy and performance related to various environmental, social and governance (“ESG”) issues, and oversees the Company’s efforts related to ESG policies and strategy, as well as ESG trends that may affect the Company’s business, operations, and performance. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee of the Board of Directors oversees management of financial, COVID-19 and cybersecurity risks. The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Meeting Attendance

Our Board of Directors held four meetings in 2022. Each of our directors attended at least 75% of the meetings of the Board of Directors held during such director's term and of committees on which each director then served. As needed, our independent directors meet in executive session without management present to address any issues they determine to be appropriate. The Chairman of the Board presides at such executive sessions.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications between our stockholders and our Board of Directors, stockholders may communicate with the Board of Directors by sending an email to IR@Identiv.com or by writing to the Board of Directors at: Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705, Attention: Investor Relations. The Investor Relations staff will forward such communication to the Board of Directors or to any individual director or directors to whom the communication is directed as applicable, if the communication is relevant to the Company’s business and financial operations, policies or corporate philosophy.

Director Attendance at Stockholder Meetings

We do not have a policy regarding director attendance at stockholder meetings. Four directors attended the 2022 Annual Meeting of Stockholders.

Hedging Policy

We do not have a policy that prohibits hedging.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has Audit, Compensation, and Nominating committees, which are composed of independent directors appointed by the Board of Directors. The charters of the Audit, Compensation, and Nominating committees are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com.

Audit Committee

The Audit Committee of our Board of Directors assists our Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, our process for monitoring compliance with laws and regulations, our audit process and standards of business conduct. Currently, the Audit Committee consists of Ms. Angelini, Mr. Kremen and Mr. Ousley, with Mr. Ousley serving as Chairman. The Audit Committee held four meetings during 2022.

Our Board of Directors has determined that each member of the Audit Committee is an “independent director” within the rules of Nasdaq and the requirements set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board of Directors has further determined that James E. Ousley is an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.

In discharging its duties, our Audit Committee, among its other duties:

•
Selects the independent registered public accounting firm, reviews the independent registered public accounting firms fee arrangements, proposed audit scope and approach; and pre-approves audit and non-audit services provided to the Company by the independent registered public accounting firm (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);
•
Reviews on a continuing basis the adequacy of the Company’s system of internal controls and financial reporting process;
•
Reviews the performance of the Company’s independent registered public accounting firm and determines whether it is appropriate to adopt a policy of rotating independent registered public accounting firms on a regular basis;
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Oversees the independence of the Company’s independent registered public accounting firm;
•
Reviews with management and the Company’s independent registered public accounting firm such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or annual filings with the SEC or other regulatory body;
•
Meets with management and the independent registered public accounting firm to review and discuss the annual consolidated financial statements and the report of the independent registered public accounting firm thereon and, to the extent the independent registered public accounting firm or management brings any such matters to the attention of the Audit Committee, to discuss significant issues encountered in the course of the audit work, if any, such as restrictions on the scope of activities or access to required information;
•
Meets quarterly with management and the independent registered public accounting firm to review and discuss the quarterly condensed consolidated financial statements;
•
Meets at least quarterly with the independent registered public accounting firm in order to ensure sufficient independence is maintained from management and to provide the opportunity for the independent registered public accounting firm to brief the members of the Audit Committee in confidence;
•
Reviews the Company’s policies relating to the avoidance of conflicts of interest and reviews past or proposed transactions between the Company, members of the Board of Directors and management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets; and
•
Reviews all related party transactions for potential conflicts of interest.

Compensation Committee

Currently, the Compensation Committee consists of Mr. Kremen and Dr. Kuntz, with Mr. Kremen serving as Chairman. The Board of Directors has determined that each member of the Compensation Committee currently serving or having served during 2022 is independent within the meaning of the applicable SEC and Nasdaq rules. The Compensation Committee held four meetings during 2022.

Pursuant to its charter, the Compensation Committee has responsibility for and authority to:

•
Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation;
•
Develop, review and approve compensation policies and practices applicable to the Company’s officers who are deemed to be “executive officers” of the Company for SEC reporting purposes, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition of benefits;
•
Make recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based compensation plans;
•
Review the compensation and benefits offered to non-employee directors and recommend changes to the Board of Directors as appropriate; and
•
Administer and evaluate the Company’s incentive, equity-based and other executive compensation programs, including approving guidelines, making grants and awards and establishing annual award levels for employee stock options, units, restricted shares and other incentive and equity-based awards under such programs, interpreting and promulgating rules relating to the plans, modifying or canceling grants or awards, designating eligible participants and imposing limitations and conditions on grants or awards.

The Compensation Committee is authorized to delegate any portion of its authority to subcommittees and to engage external independent consultants, as deemed necessary.

Processes and Procedures. On an annual or more frequent basis, the Company’s Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other named executive officers. The executive officers named in the Summary Compensation Table of this Proxy Statement are referred to as our “Named Executive Officers.” Each Named Executive Officer is reviewed annually based on whether various performance objectives were met during the preceding review period. An evaluation of each officer’s performance is presented to the Compensation Committee and used in the Compensation Committee’s review and analysis of such officer’s overall compensation. No other Named Executive Officer currently has a role in determining or recommending the form or amount of compensation paid to the Named Executive Officers, other than providing such financial or other information as the Compensation Committee may request from time to time. Although the participation of our Chief Executive Officer could influence performance targets, our Compensation Committee rather than our Chief Executive Officer makes all determinations regarding performance goals and targets. Our Chief Executive Officer does not attend any portion of meetings at which his compensation is discussed.

Independent Compensation Consultant. Pursuant to its charter, the Compensation Committee has the power, in its discretion, to retain at the Company’s expense, such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out the Compensation Committee’s duties. Under its charter, the Compensation Committee has the express authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation. If the Compensation Committee decides in its discretion to retain such a firm, the Board of Directors delegates to the Compensation Committee the sole authority to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of the Company’s senior executive officers (including all of the Named Executive Officers).

Analysis of Risk in Compensation Programs. In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders, and the Company as a whole, arising out of the Company’s compensation programs. The Compensation Committee considers the various elements of the Company’s compensation practices, including base salary, annual bonus programs, short and long-term incentive awards, the use of cash and equity awards, and how performance is evaluated. While our annual bonus programs may encourage short-term risk taking on the part of participating employees, the Compensation Committee believes that these risks are balanced by the use of fixed base salaries and long-term equity incentives that encourage employees to take a long-term view of our business aligned with the interests of the Company’s stockholders. The Compensation Committee did not identify any risks arising from the Company’s compensation policies and practices reasonably likely to have a material adverse effect on the Company.

Nominating Committee

The Nominating Committee assists in identifying individuals qualified to become members of the Board of Directors. Currently, the Nominating Committee consists of Mr. Kremen and Mr. Ousley, with Mr. Kremen serving as Chairman. The Board of Directors has determined that each of the members of the Nominating Committee is independent within the meaning of Nasdaq director independence standards. The Nominating Committee held no meetings during 2022.

Policy for Director Recommendations and Nominations

The primary role of the Nominating Committee is to develop and recommend to the Board of Directors criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by our stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.

Candidates may come to the attention of the Board of Directors through current members of the Board of Directors, professional search firms, stockholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates submitted by stockholders as nominees for election as directors of the Company. Stockholders wishing to have the Nominating Committee consider a candidate should submit the name(s) and supporting information to Corporate Secretary, c/o Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705, and should include the following information: (a) the name(s) and address(es) of the stockholder(s) making the recommendation and of the persons to be nominated; (b) a representation that the stockholder is a record holder of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in the Proxy Statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Company if so elected; and (f) appropriate biographical information and a statement as to the qualifications of the candidate. Written notice of a nomination must be received by us within the timeframe described under “Stockholder Proposals for 2024 Annual Meeting of Stockholders” above.

As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board of Directors, serve stockholders’ long-term interests and contribute to our overall corporate goals. Pursuant to our Corporate Governance Guidelines, we endeavor to have a Board of Directors representing diverse experience at policy-making levels in various areas that are relevant to our global activities. While the Nominating Committee has not established specific minimum criteria for candidates, the philosophy of the Nominating Committee is that directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of our stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to our business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board of Directors. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board of Director and committee meeting attendance and participation.

The Nominating Committee evaluates stockholder-recommended candidates using the same process and the same criteria it uses to evaluate candidates from other sources. The Nominating Committee has the authority to retain outside counsel, experts, and other advisors as it determines appropriate to assist it in the performance of its functions, including sole authority to retain and terminate any search firm used to identify director candidates, and to approve the search firm’s fees and other retention terms.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that assist the directors in following corporate practices that serve the best interests of the Company and its stockholders, including guidelines relating to board composition, director qualifications and selection process, director independence, board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.identiv.com. The Nominating Committee and the Board of Directors review the Corporate Governance Guidelines annually and the Board of Directors may amend the Corporate Governance Guidelines at any time.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all of our employees, including our Chief Executive Officer, Chief Financial Officer, any other principal accounting officers and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, at www.identiv.com. The Board of Directors may amend the Code of Conduct and Ethics at any time and has the sole authority to approve any waiver of the Code of Conduct and Ethics relating to the activities of any of our senior financial officers, other executive officers and directors. We intend to disclose future amendments to certain provisions of our Code of Conduct and Ethics or waivers of such Code granted to executive officers and directors on our website at www.identiv.com within four business days following the date of such amendment or waiver.

Certain Relationships and Related Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of the Board of Directors or an independent and disinterested committee of the Board of Directors.

Board Diversity Matrix

The following matrix discloses the gender and demographic backgrounds of our Board of Directors as self-identified by its members in accordance with Nasdaq Listing Rule 5606, as of April 21, 2023.

Board Diversity Matrix
Board Size:
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Compensation of Directors

During 2022, each non-employee member of our Board of Directors was eligible to receive annual compensation, payable quarterly, as detailed below. Annual compensation for each eligible non-employee director potentially includes the following:

For the board years beginning June 1, 2021 and ending May 31, 2022 and beginning June 1, 2022 and ending May 31, 2023:

•
an annual retainer per board year of $125,000, except for the Chairman of the Board or Lead Independent Director, who is eligible to receive an annual retainer of $175,000; and
•
an additional annual retainer per board year of $5,000 for service on each committee of the Board of Directors, and in addition the chair of the Audit Committee is eligible to receive an additional retainer of $20,000, and the chair of each of the Compensation Committee and the Nominating Committee is eligible to receive an additional retainer of $10,000 for each board year, respectively.

Until February 1, 2020, a minimum of 50% of the annual compensation for each non-employee director was required to be paid in restricted stock units (“RSUs”) under the 2011 Incentive Compensation Plan (the “2011 Plan”). Those RSUs granted to non-employee directors for the board years ending May 31, 2016 and after vested monthly over 12 months beginning on June 1, and vested shares will be delivered on the earlier of three years from the award’s vesting start date or the date of separation of service. Effective as of February 1, 2020 through May 31, 2021, non-employee directors elected to receive their annual retainer for service on the Board of Directors and committees thereof solely in the form of fully vested RSUs (based on a 30-day trading average prior to issuance). Beginning June 1, 2021, the non-employee directors elected to receive 50% of their annual compensation in RSUs and the remaining 50% in cash paid quarterly.

Additionally, we reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors, which primarily consist of travel expenses associated with Board of Directors or committee meetings or with committee assignments.

Directors who are our employees do not receive additional compensation for their service on the Board of Directors.

Director Compensation

The following table sets forth summary information concerning the compensation earned by our non-employee directors for their service as directors in 2022:

Name	Fees Earned ($)	Stock Awards ($)(1)(2)	Option Awards ($)	Total ($)
Laura Angelini (3)	23,477	11,499	—	34,976
Robin R. Braun (4)	53,716	95,625	—	149,341
Gary Kremen (5)	80,000	80,000	—	160,000
Richard E. Kuntz, M.D. (6)	23,477	11,499	—	34,976
James E. Ousley (7)	100,417	100,851	—	201,268
Nina B. Shapiro (8)	55,705	99,167	—	154,872

(1)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”), rather than amounts paid to or realized by the named individual. The assumptions used in determining grant date fair value of these awards are set forth in Note 10 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022. There can be no assurance that the price of our common stock when RSUs vest and settle will equal or exceed the price of our common stock on the date of the applicable RSU award.
(2)
Reflects RSUs granted for service as a director and on committees. The number of shares awarded in lieu of cash was calculated based on dividing the average price of our common stock over the five trading days preceding the start of each Board of Directors’ service year.
(3)
At December 31, 2022, Ms. Angelini held 955 vested but not settled RSUs, and 2,388 unvested RSUs. Ms. Angelini joined our Board of Directors effective October 18, 2022.
(4)
Ms. Braun ceased to serve on the Board of Directors effective October 17, 2022.
(5)
At December 31, 2022, Mr. Kremen held options to purchase 1,000 shares of common stock, 63,254 vested but not settled RSUs, and 3,276 unvested RSUs.

(6)
At December 31, 2022, Dr. Kuntz held 955 vested but not settled RSUs, and 2,388 unvested RSUs. Dr. Kuntz joined our Board of Directors effective October 18, 2022.
(7)
At December 31, 2022, Mr. Ousley held options to purchase 1,000 shares of common stock, 66,960 vested but not settled RSUs, and 4,196 unvested RSUs.
(8)
Ms. Shapiro ceased to serve on the Board of Directors effective October 17, 2022.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION “SAY ON PAY”

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as Section 14A of the Exchange Act and the rules promulgated thereunder, we are asking stockholders to approve, on a non-binding advisory basis, the Company’s compensation of our Named Executive Officers as described in this Proxy Statement. The Compensation Committee has designed the compensation of our Named Executive Officers to align each Named Executive Officer’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the Named Executive Officers, who are crucial to our long-term success. Please read the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers.

Based on the voting results at our 2018 Annual Meeting of Stockholders with respect to the frequency (the “Frequency Vote”) of stockholder advisory votes to approve the compensation of Named Executive Officers, we have decided to include an advisory vote to approve the compensation of our Named Executive Officers in our proxy materials on an annual basis.

The advisory resolution, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2022 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors; however, the Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will consider the stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy will be required to approve this proposal on a non-binding advisory basis.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the non-binding advisory resolution on Named Executive Officer compensation as disclosed in this Proxy Statement.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors is asking stockholders to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although our Bylaws and applicable legal requirements do not require stockholder ratification of the selection of BPM LLP as our independent registered public accounting firm, our Board of Directors is submitting the selection of BPM LLP to our stockholders for ratification as a matter of good corporate practice. We expect that a representative of BPM LLP will be available at the Annual Meeting to make a statement and will be available to respond to appropriate questions. BPM LLP has audited our consolidated financial statements since 2015.

In the event that our stockholders fail to ratify the appointment of BPM LLP as independent registered public accounting firm, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the votes cast on the proposal in person or by proxy will be required to ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the appointment of BPM LLP, an independent registered public accounting firm, to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Principal Accountant Fees and Services

The aggregate fees billed or to be billed to us by BPM LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2022 and 2021, were as follows:

	2022	2021
Audit Fees	$762,617	$611,346
All Other Fees	12,840	16,050
Total	$775,457	$627,396

Audit Fees. Audit fees include fees associated with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.

All Other Fees. All other fees relate to services provided in connection with a transfer pricing study in 2022 and 2021.

For the fiscal years ended December 2022 and 2021, we incurred no Audit-Related Fees or Tax Fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, including the estimated fees and other terms of any such engagement. In certain circumstances, the Audit Committee may provide subsequent approval of non-audit services not previously approved. Services provided by our independent registered public accounting firm may include audit services, audit-related services, tax services and other services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC rules on auditor independence. The Audit Committee has determined that the services provided by the Company’s independent registered public accounting firm are compatible with maintaining the independence of such firm. All fees set forth in the table above were pre-approved pursuant to this policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is composed of three members and acts under a written charter adopted and approved by the Board of Directors. The members of the Audit Committee are independent as defined by the Audit Committee’s charter, Nasdaq listing standards and the Securities Exchange Act of 1934, as amended.

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal controls, processes for monitoring compliance with laws and regulations, audit processes and standards of business conduct. The Audit Committee manages the relationship with our independent registered public accounting firm. The Audit Committee also oversees the Sarbanes-Oxley compliance of the Company. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, for such advice and assistance.

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022. The Audit Committee also has discussed with the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Furthermore, the Audit Committee has received written disclosures and letter communications from our independent registered public accounting firm required by the PCAOB regarding communications with the Audit Committee concerning independence and has discussed the independent registered public accounting firm’s independence from the Company and our management, and considered whether the provision of other non-audit services by our independent registered public accounting firm to the Company is compatible with the independent registered public accounting firm’s independence.

In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management and independent registered public accounting firm. Management has primary responsibility for preparing the Company’s consolidated financial statements and for our financial reporting process. Our independent registered public accounting firm for the fiscal year ended December 31, 2022 is responsible for expressing an opinion on the conformity of our audited consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2022 be included for filing with the SEC in our Annual Report on Form 10-K for the year ended December 31, 2022, and the Board of Directors has approved such inclusion.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

James E. Ousley, Chairman

Gary Kremen

Laura Angelini

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us as of April 18, 2023 with respect to the beneficial ownership of our common stock by:

•
each person who is known by us to be the beneficial owner of 5% or more of our outstanding common stock;
•
each of our directors and nominees;
•
each of our Named Executive Officers; and
•
all current directors and executive officers, as a group.

Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table below have sole voting and dispositive power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 22,716,094 shares of our common stock issued and outstanding as of April 18, 2023.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are exercisable within 60 days of April 18, 2023 or RSUs that are currently vested but where settlement has been deferred or that vest within 60 days of April 18, 2023 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless specified below, the mailing address for each individual, officer or director is c/o Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Bleichroeder LP(1)	4,520,503	19.9%
1345 Avenue of the Americas, 47th Floor, New York, NY 10105
Portolan Capital Mgmt, LLC(2)	2,126,211	9.4%
2 International Place, 26th Floor, Boston, MA 02110
BlackRock, Inc.(3)	1,313,232	5.8%
55 East 52nd Street, New York, NY 10055

Directors, Nominees and Named Executive Officers
Laura Angelini(4)	3,343	*
Steven Humphreys(5)	583,706	2.5%
Gary Kremen(6)	230,539	1.0%
Richard E. Kuntz, M.D.(7)	3,343	*
James E. Ousley(8)	220,419	1.0%
Justin Scarpulla	22,560	*
All current directors, nominees and executive officers as a group (6 persons)(9)	1,063,910	4.6%

* Less than one percent.

(1)
In accordance with the terms of warrants to purchase common stock and the Stockholder Agreement with the Company, exercise of warrants to purchase common stock and conversion of Series B Non-Voting Convertible Preferred Stock (the "Preferred Stock") are subject to a Beneficial Ownership Limitation (as defined in the warrants) of 19.9% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise or conversion. Because of this limitation, the number of shares listed in the table above represent 19.9% of the number of shares of common stock outstanding as of April 18, 2023. Based on Amendment No. 4 to Schedule 13G filed with the SEC on February 14, 2023, by Bleichroeder LP (“Bleichroeder”), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, if there was no Beneficial Ownership Limitation on the exercise of warrants and conversion of the Preferred Stock, Bleichroeder would be deemed to be the beneficial owner of 9,240,257 shares of common stock. 21 April Fund, Ltd., a Cayman Islands company for which Bleichroeder acts as investment advisor, may be deemed to beneficially own 1,873,678 shares of common stock. 21 April Fund Ltd. also holds 5,040,259 shares of Preferred Stock and 192,500 warrants to purchase common stock. 21 April Fund Ltd. holds additional warrants and Preferred Stock above the Beneficial Ownership Limitation, which would make 21 April Fund Ltd.'s total beneficial ownership 7,106,437 shares if there was no Beneficial Ownership Limitation. 21 April Fund, LP, a Delaware limited partnership for which Bleichroeder acts as investment adviser, may be deemed to beneficially own 565,817 shares of common stock, 1,290,503 shares of Preferred Stock and warrants to purchase 82,500 shares of common stock. Clients of Bleichroeder have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of, such securities.
(2)
According to Amendment No. 2 to Schedule 13G filed jointly on February 13, 2023 by Portolan Capital Management, LLC (“Portolan Capital Management”) and George McCabe, the shares may be deemed beneficially owned directly by Portolan Capital Management, a registered investment adviser, in its capacity as investment manager for various clients, and indirectly owned by Mr. McCabe, the Manager of Portolan Capital Management.
(3)
According to Amendment No. 1 to Schedule 13G filed on February 1, 2023 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 1,302,979 of the shares and sole dispositive power with respect to 1,313,232 of the shares on behalf of itself and the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC.
(4)
Includes 3,343 RSUs that vest within 60 days of April 18, 2023.
(5)
Includes 452,460 shares of common stock subject to options exercisable within 60 days of April 18, 2023.
(6)
Includes 1,000 shares of common stock subject to options exercisable within 60 days of April 18, 2023, and 54,316, 5,662, and 6,552 fully vested RSUs where settlement has been deferred to the earlier of June 1, 2023, June 1, 2024, and June 1, 2025, respectively, or departure from the board.
(7)
Includes 3,433 RSUs that vest within 60 days of April 18, 2023.
(8)
Includes 1,000 shares of common stock subject to options exercisable within 60 days of April 18, 2022 and 56,593, 6,252, and 8,311 fully vested RSUs where settlement has been deferred to the earlier of June 1, 2023, June 1, 2024, and June 1, 2025, respectively, or departure from the board.
(9)
Includes an aggregate of 454,460 shares of common stock subject to options exercisable within 60 days of April 18, 2023, 110,909 RSUs that vest within 60 days of April 18, 2023, and 11,914 and 21,549 fully vested RSUs where settlement has been deferred to the earlier of June 1, 2024 and June 1, 2025, respectively, or departure from the board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the material elements of the Company’s compensation program and analyzes the compensation decisions made for the executive officers included in the Summary Compensation Table (our “Named Executive Officers”) for the year ended December 31, 2022. For 2022, we had two "executive officers" as defined in Exchange Act Rule 3b-7.

Our Named Executive Officers for 2022 were our principal executive officer and our principal financial officer:

Name	Position
Steven Humphreys	Chief Executive Officer and Director
Justin Scarpulla	Chief Financial Officer and Secretary

Executive Summary

Our pay-for-performance philosophy links compensation to the achievement of our operational objectives, long-term performance goals and the enhancement of stockholder value.

Financial Summary and Compensation Highlights

In fiscal year 2022, we continued to make progress towards achieving our long-term operating model, reflected in record revenue coupled with margin and non-GAAP adjusted EBITDA expansion year-over-year. Demand for our Internet of Things (“IoT”) and physical security solutions remained strong, as evidenced by an increase in total backlog. As our revenues increase, we are focused on high-value, higher margin business that is intended to protect and expand our margin profile. We believe the financial and operational milestones we achieved in fiscal year 2022 have strengthened our foundation for continued revenue growth and margin expansion in fiscal year 2023.

2022 Company Performance Highlights

Below are certain performance and compensation highlights for 2022.

•
Revenue for fiscal year 2022 was $112.9 million, a 9% increase from $103.8 million in fiscal year 2021.
•
Revenues in our Premises segment grew 17% year-over-year to $45.5 million from $39.0 million, driven primarily by product and channel strength. Revenues in our Identity segment grew 4% year-over-year to $67.4 million from $64.7 million.
•
GAAP gross margin held steady at 36.3% in fiscal year 2022 as compared with 35.7% in fiscal year 2021.
•
GAAP operating expenses, including research and development, sales and marketing, and general and administrative were $41.3 million in fiscal year 2022, compared to $38.4 million in fiscal year 2021.
•
GAAP net loss in fiscal year 2022 was $0.4 million, or $0.07 per basic and diluted share, compared to GAAP net income of $1.6 million, or $0.02 per basic and diluted share, in fiscal year 2021.

2022 Executive Compensation Highlights

Consistent with our performance and compensation philosophy, the Compensation Committee took the following compensation actions for our Named Executive Officers for 2022:

•
Base Salary: Neither of our Named Executive Officers received an increase in base salary for 2022.
•
Variable Compensation: Our Chief Executive Officer’s target annual bonus opportunity did not increase for 2022 and payments were based on the level of achievement of pre-established Company performance metrics. Our Chief Executive Officer earned an aggregate annual bonus equal to 12.5% of his target annual bonus opportunity for 2022.
•
Retention Restricted Stock Units: The Company granted our Chief Financial Officer RSUs that will vest over four years to promote retention in light of the important contributions he has already made and is expected to make in furtherance of our strategic initiatives for 2023.

Our Compensation Practices Benefit our Stockholders

We are focused on creating an effective compensation program that successfully aligns our key strategic objectives with the interests of our stockholders. To reinforce this, we have adopted policies and practices that guide our compensation practices as summarized below.

WHAT WE DO

Pay for Performance | A significant portion of our Chief Executive Officer’s compensation is at risk, linked to Company performance and stockholder interests. 100% of our Chief Executive Officer’s bonus opportunity for 2022 was tied to Company performance metrics and was paid in Company stock.

Entirely Independent Compensation Committee | All of the members of the Compensation Committee are independent directors.

Reasonable Change-in-Control Arrangements | The post-employment compensation arrangements for our executive officers, including our Named Executive Officers, provide for amounts and multiples that are within reasonable market norms. Our CEO may become eligible for change in control severance upon the occurrence of both a change in control and his involuntary termination (includes constructive termination for good reason).

Emphasize Long-Term Equity Compensation Arrangements | We use equity awards to deliver long-term incentive compensation opportunities to our executive officers, including our Named Executive Officers. These equity awards vest over multi-year periods, which helps serve our long-term value creation goals and retention objectives.

Engage with Stockholders | We engage in ongoing discussions with key institutional investors, including on the topic of compensation.

What We do NOT Do
Pay Tax Gross-Ups | We do not provide “gross-ups” or tax payments in connection with any compensation element.
Pay Unearned Dividends | We do not pay dividends or dividend equivalents on unvested equity awards.
Options/SARs Granted Below FMV | We do not grant options or stock appreciation rights (“SARs”) with exercise prices below the fair market value.
Reprice Stock Options | Any repricing of options or stock appreciation rights granted under our 2011 Plan would require advance approval by our stockholders.
Executive Perquisites | We do not provide any special perquisites or other personal benefits to our Named Executive Officers.
Guaranteed Compensation | We do not guarantee salary increases, bonuses, or long-term incentive awards to our Named Executive Officers.

Executive Retirement Programs | We do not offer our employees, including our Named Executive Officers, a pension plan or other executive retirement, or nonqualified deferred compensation plans or arrangements.

Compensation decisions and other details are discussed in the remainder of this “Compensation Discussion and Analysis”.

Listening to Our Stockholders

We rely on stockholder outreach as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at our annual meeting of stockholders. In evaluating our compensation practices and programs for 2022, the Compensation Committee considered the support our stockholders expressed for our philosophy and practice of linking compensation to operational objectives and the enhancement of stockholder value. Our say-on-pay approval rating was 99.09% of the votes cast in 2022. The Compensation Committee took this vote into account in designing and implementing the 2022 compensation program.

During 2022, the Compensation Committee continued to monitor our executive compensation programs to ensure compensation is aligned with Company performance. The Compensation Committee will continue to seek out and consider stockholder feedback in the future and administer the pay for performance program in the interests of stockholders.

Compensation Philosophy

We compensate our executive officers, including our Named Executive Officers, for the achievement of short-term and long-term financial and operating goals and have competitive base salaries, limited perquisites, and no excessive severance, deferred compensation, pensions or gross-up payments. Our compensation program is designed to attract and retain the best available personnel for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. Our compensation program is aligned not only with stockholder interests but also with the interests of our customers and our employees.

Compensation Components

We establish total direct compensation for our Named Executive Officers consisting of the following components:

•
Base Salary: Provides fixed compensation based on competitive local market practices and is intended to acknowledge and reward the core competence of our executives relative to their responsibilities, skills, experience and contributions to the Company. Base salaries for executives generally are reviewed annually and more frequently when there are any changes in responsibilities or market conditions.
•
Bonus: Provides for cash and/or stock-settled incentive awards to executives based on the achievement of corporate performance goals. Executives and other key employees of the Company are eligible to earn bonuses paid in cash and/or equity-based awards subject to the achievement of certain performance criteria determined by the Compensation Committee.
•
Equity Awards/Long-Term Incentive Compensation: Generally comprised of RSUs vesting over a multiple-year period thereby incentivizing our executive officers to build sustainable long-term value for the benefit of our stockholders.

Variable pay elements, including bonuses and equity awards, ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability based on our performance.

2022 Compensation Program Design and Results

The main elements of our executive compensation program include: (i) base salary, (ii) for our Chief Executive Officer, variable compensation earned based on Company performance and settled in equity under our 2022 Variable Compensation Plan, and (iii) for our Chief Financial Officer, restricted stock units ("RSUs") subject to time-based vesting over four years. We describe each of these elements below and explain what we paid in 2022 and why.

Base Salary

We provide base salaries to our executive officers to compensate them for their services rendered during the year and to provide them with a level of competitive and stable fixed compensation. Our Chief Executive Officer's 2022 base salary was not increased; nor has he received a base salary increase since he became our Chief Executive Officer in 2015. The Compensation Committee approved the 2022 base salary for our Chief Executive Officer based on competitive market factors, his duties and responsibilities, his performance and the relative pay of our senior management team. The 2022 base salaries of our other executive officers, including our Chief Financial Officer, were reviewed and recommended to the Compensation Committee by the Chief Executive Officer based on similar factors and were analyzed and approved by the Compensation Committee. None of our Named Executive Officers received an increase in base salary for 2022. The base salaries of our Named Executive Officers for 2021 and 2022, were as follows:

Named Executive Officer	Base Salary 2021	Base Salary 2022	Base Salary Increase
Steven Humphreys	$350,000	$350,000	0%
Justin Scarpulla	$285,000	$285,000	0%

Variable Compensation

We use bonus opportunities to motivate our executive officers, including our Named Executive Officers, to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these bonuses are intended to help us to deliver a competitive total direct compensation opportunity to our executive officers. Our bonuses are entirely performance-based, are not guaranteed, and may vary materially from year-to-year.

Under our 2022 Variable Compensation Plan, our Chief Executive Officer was eligible to earn a performance bonus of up to 25% of his 2022 base salary each quarter (for a total aggregate bonus opportunity equal to 100% of his 2022 base salary). For 2022, the Compensation Committee established quarterly performance targets based on Company revenue and net income, with each factor weighted equally.

For 2022, the Compensation Committee set quarterly target objectives for revenue and net income (loss), as determined in accordance with U.S. GAAP, for our Chief Executive Officer as follows:

Quarterly Performance Period	Revenue Target	Net Income (Loss) Target
2022 Q1	$26,386,000	$(1,200,000)
2022 Q2	$30,331,000	$343,000
2022 Q3	$38,138,000	$3,925,000
2022 Q4	$36,410,000	$2,782,000

The Compensation Committee reviewed the Company’s performance against the pre-established revenue and net income (loss) shortly following each quarterly-performance period during 2022. In the event that the applicable performance target was not achieved for a performance period, then the corresponding portion of the target variable bonus was not earned or paid for the applicable quarter. For the first fiscal quarter ended March 31, 2022, the Compensation Committee reviewed the Company’s revenue and net income against the pre-established performance targets and determined that the net income (loss) objective was satisfied but that the revenue objective was not satisfied for that quarter, and accordingly, only the portion of the first quarter target bonus opportunity attributable to the satisfaction of the net income target was earned and paid. For the fiscal quarters ended June 30, 2022, September 30, 2022, and December 31, 2022, the Compensation Committee determined that the performance targets had not been achieved with respect to either target. Based on our performance during 2022, our Chief Executive Officer earned a 2022 bonus of $43,750 (12.5% of his total aggregate annual bonus opportunity), which amount was paid to our Chief Executive officer in fully vested stock.

Equity Awards/Long-Term Incentive Compensation

We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our Named Executive Officers, by providing them with the opportunity to build an equity interest in the Company and to share in the potential appreciation of the value of our common stock. During 2023, our Chief Financial Officer received the following RSU awards:

New Hire Award: On February 28, 2022, the Compensation Committee granted Mr. Scarpulla an award of 85,000 RSUs in connection with his joining the Company as our Chief Financial Officer in October 2021. These new hire RSUs vest with respect to 25% of the RSUs on January 1, 2023, with the remainder vesting in equal quarterly installments over the following three years, subject to Mr. Scarpulla’s continued service on the applicable quarterly vesting date.

Retention Award: On October 31, 2022, the Compensation Committee granted Mr. Scarpulla a retention award of 75,000 RSUs that will vest with respect to 25% of the RSUs on December 1, 2023, with the remainder vesting in equal quarterly installments over the following three years, subject to Mr. Scarpulla’s continued service on the applicable quarterly vesting date. This award was granted to foster retention as we recognize the important contribution Mr. Scarpulla has already made and is expected to make to the Company’s strategic initiatives over the long-term.

2023 Amendment: In March 2023, in recognition of Mr. Scarpulla’s contributions and continued service with the Company and to make his equity awards more competitive with market norms, the Compensation Committee amended his new hire and retention RSU awards described above to provide that the RSUs will accelerate and become fully vested in the event that Mr. Scarpulla’s continuous service (as defined under the 2011 Plan) is terminated (a) by the Company without cause (as defined under the 2011 Plan) or by constructive termination (as defined in the agreement between the Company and Mr. Scarpulla regarding amending the RSU awards (the “Amendment Agreement”) and (b) such termination occurs during the change in control period (as defined in the Amendment Agreement), subject to Mr. Scarpulla providing an enforceable release.

Welfare and Health Benefits

We provide health and welfare benefits to our executive officers, including our Named Executive Officers, on the same basis as all of our full-time employees. These benefits generally include health, dental, vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. We also provide vacation and other paid holidays to all employees, including our executive officers.

Perquisites and Other Personal Benefits

Consistent with our pay-for-performance compensation philosophy, we believe perquisites for executive officers should be limited in scope and value, and should only be offered when they provide necessities or conveniences that allow our executive officers to focus on and optimally perform in their role with us. We do not currently provide perquisites or other personal benefits to our executive officers.

Compensation Decision Making Process

The Compensation Committee begins its process of deciding how to compensate our executive officers, including our Named Executive Officers, by considering the competitive market data provided by the Human Resources Department. Competitive market data consists of pay information from Radford-AON and surveys collected by our Human Resources Department for companies that match our size, industry, profitability, and location.

Peer Group and Benchmarking

The positions of our executive officers, including our Named Executive Officers, are compared to their counterpart positions in companies that match our size, industry, profitability, and location, and the compensation levels for comparable positions at such companies were examined for guidance in determining:

• Base salaries;
• Annual performance bonuses; and
• The amount and mix of long-term, equity-based incentive awards.

The Compensation Committee reviews and approves base salaries, annual performance target opportunities and payments and long-term, equity-based incentive awards on a case-by-case basis for each Named Executive Officer, taking into account, among other things, individual and Company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning, and best compensation governance practices. The Compensation Committee does not tie individual compensation to specific target percentiles.

How the Compensation Committee Makes Decisions and Policies

Our Compensation Committee is responsible for the executive compensation programs for our executive officers, including our Named Executive Officers. On an annual or more frequent basis, the Company’s Chief Executive Officer and the Human Resources Department make recommendations to the Compensation Committee regarding the salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Executive Officers. Each Named Executive Officer is reviewed annually based on whether various performance objectives were met during the preceding review period. An evaluation of each officer’s performance is presented to the Compensation Committee and used in the Compensation Committee’s review and analysis of such officer’s overall compensation. Other than our Chief Executive Officer, no other Named Executive Officer currently has a role in determining or recommending the form or amount of compensation paid to the Named Executive Officers, other than providing such financial or other information as the Compensation Committee may request from time to time. Although the participation of our Chief Executive Officer could influence performance targets, our Compensation Committee rather than our Chief Executive Officer makes all determinations regarding performance goals and targets. Our Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer does not attend any portion of meetings at which his own compensation is discussed or determined. While our Compensation Committee is authorized to retain the services of executive compensation advisors to establish compensation programs and related policies, it did not retain an independent advisor during 2022.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of Internal Revenue Code of 1986, as amended, (the “Code”) generally places a $1 million limit on the amount of compensation a public company can deduct in any one year for certain current and former executive officers. While the Compensation Committee considers tax deductibility as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2022 and we have not agreed and are not otherwise obligated to provide any executive officers, including any Named Executive Officer, with such a “gross-up” or other reimbursement payment.

Accounting for Stock-Based Compensation

The Compensation Committee considers accounting implications when designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC 718, the standard that governs the accounting treatment of stock-based compensation awards.

Executive Compensation Governance Components

Compensation Risk Management

In setting compensation, the Compensation Committee also considers the risks to the Company’s stockholders, and the Company as a whole, arising out of the Company’s compensation programs. The Compensation Committee considers the various elements of the Company’s compensation practices, including base salary, annual bonus programs, short and long-term incentive awards, the use of cash and equity awards, and how performance is evaluated. While our annual bonus programs may encourage short-term risk taking on the part of participating employees, the Compensation Committee believes that these risks are balanced by the use of fixed base salaries and long-term equity incentives that encourage employees to take a long-term view of our business aligned with the interests of the Company’s stockholders. The Compensation Committee did not identify any risks arising from the Company’s compensation policies and practices reasonably likely to have a material adverse effect on the Company.

Insider Trading Policy

The Company’s insider trading policy applicable to all directors and employees prohibits insider trading when the person is aware of material nonpublic information and restricts directors and executive officers and certain other employees determined to have potential access to insider information from trading in Company stock during predetermined closed periods. In addition, executive officers and directors are required to pre-clear any trades.

Recoupment (or “Clawback”) Policy

The Compensation Committee will work with management in 2023 to review and, as necessary, adopt and implement a clawback policy that complies with the new SEC requirements and Nasdaq listing rules.

Compensation Committee Report

The following report of the compensation committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Identiv, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement, and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors:

Gary Kremen, Chairman

Richard E. Kuntz, M.D.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2022 were Mr. Kremen and Dr. Kuntz. Neither of the members of our Compensation Committee was a Company officer or employee during 2022, was formerly a Company officer or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During 2022, none of our executive officers served as a member of a board of directors or as a member of a compensation committee of any entity that has one or more executive officers serving as a member on our Board of Directors or any committee of our Board of Directors.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for the years ended December 31, 2022, 2021 and 2020:

Name and Principal Position	Year	Salary $(1)	Stock Awards $(2)	Non-Equity Incentive Plan Compensation $(3)	Total $
Steven Humphreys	2022	361,148	—	42,519	403,667
Chief Executive Officer and Director	2021	365,628	—	264,701	630,329
	2020	365,116	—	116,219	481,335
Justin Scarpulla(4)	2022	285,000	2,685,350	—	2,970,350
Chief Financial Officer and Secretary	2021	20,644	—	—	20,644

(1)
The amounts reported in this column reflect the actual base salary payments earned by our Named Executive Officers in the applicable fiscal year. Except with respect to amounts withheld in cash to cover taxes and other involuntary and voluntary payroll deductions and withholdings, beginning February 1, 2020, the Company has paid Mr. Humphreys’ base salary in the form of fully vested common stock of the Company. For salary earned by Mr. Humphreys from February 1, 2020 to April 30, 2021, the number of shares issued each payroll period was determined based on the 30-day trading average prior to issuance. For salary earned beginning on May 1, 2021, the five-day trading average prior to issuance was used to determine the number of shares issued for each payroll period. The amount reported in the salary column for each year reflects sum of (a) the total cash amount paid to cover taxes and other involuntary and voluntary payroll deductions and withholdings, and (b) an amount equal to the trading price per share of common stock of the Company on the date of issuance for each payroll period multiplied by the number of shares actually granted for that payroll period (as previously determined based on the application of the trading average described above). For 2021 and 2020, we disclosed base salary paid in the form of fully vested common stock of the Company under the “stock awards” column. We have corrected this in the current Summary Compensation Table. The actual amount paid and reported for prior years has not changed.
(2)
The amounts reported in this column represent the aggregate grant date fair value computed in accordance with FASB ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that the price of our common stock when RSUs vest and settle will equal or exceed the price of our common stock on the date of the applicable RSU award. The assumptions used in determining grant date fair value of these awards are set forth in Note 10 to our Consolidated Financial Statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)
The amounts reported in this column represent quarterly performance-based bonuses earned by Mr. Humphreys under the Company’s variable compensation plan in the applicable fiscal year. Pursuant to the terms of his employment agreement, Mr. Humphreys’ quarterly performance-based bonuses, if earned (as determined by our Compensation Committee based on the achievement of pre-established performance targets), are paid shortly following the end of the applicable quarterly performance period in fully vested stock. The 2022 Variable Compensation Plan is further described under “Compensation Discussion and Analysis - 2022 Variable Compensation Plan” above. For 2021 and 2020, we disclosed Mr. Humphreys quarterly performance-based bonus payments under the “stock awards” column. We have corrected this in the current Summary Compensation Table. The actual amount paid and reported for prior years has not changed.
(4)
Mr. Scarpulla became our Chief Financial Officer effective December 6, 2021, at an annual salary of $285,000.

Grants of Plan-Based Awards Table

The following table presents information regarding grants of plan-based awards to each of our Named Executive Officers during the fiscal year ended December 31, 2022:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards(3)
Steven Humphreys	11/1/2021	—	350,000	—	—	—
Justin Scarpulla	2/28/2022	—	—	—	85,000	1,781,600
	10/31/2022	—	—	—	75,000	903,750

(1) Represents our Chief Executive Officer’s aggregate quarterly target bonus amount under the 2022 Variable Compensation Plan. The aggregate amount paid under the 2022 Variable Compensation Plan to our Chief Executive Officer was 12.5% of his annual target. This amount is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The 2022 Variable Compensation Plan was structured such that the total amount earned each quarter was tied directly to our quarterly performance and was paid in fully vested stock in lieu of cash, to the extent earned. To see the performance criteria used in 2022 and for additional discussion about the 2022 Variable Compensation Plan, see “Compensation Discussion and Analysis - Variable Compensation” above.

(2) Represents the number of shares underlying the RSUs granted on the date specified.

(3) Represents the grant date fair value of RSUs granted during 2022, calculated in accordance with ASC 718.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by our Named Executive Officers as of December 31, 2022:

	Option Awards					Stock Awards(1)
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
Steven Humphreys(3)	4/25/2013	2,000	—	$9.40	4/25/2023	—	—
	6/4/2013	2,000	—	$8.40	6/4/2023	—	—
	6/28/2013	500	—	$7.20	6/28/2023	—	—
	9/30/2013	500	—	$7.20	9/30/2023	—	—
	12/31/2013	500	—	$5.80	12/31/2023	—	—
	3/31/2014	500	—	$11.30	3/31/2024	—	—
	5/22/2014	2,000	—	$7.50	5/22/2024	—	—
	6/6/2016	444,460	—	$4.36	6/6/2026	—	—

Justin Scarpulla	2/28/2022	—	—	—	—	85,000	$615,400
	10/31/2022	—	—	—	—	75,000	$543,000
(1)
RSUs vest 25% on the first anniversary date of the vesting start date with the remaining vesting quarterly over the following three years.
(2)
Market value is based on the closing price of our common stock on December 31, 2022.
(3)
All awards granted to Mr. Humphreys through 2014 were for his service as a director and prior to the appointment of Mr. Humphreys as our Chief Executive Officer in September 2015.

Option Exercises and Stock Vested Table

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our Named Executive Officers for the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Steven Humphreys	—	—	29,736	386,394
Justin Scarpulla	—	—	—	—

(1) Value realized upon vesting of RSUs is computed by multiplying the number of shares of common stock underlying RSUs that vested by the closing price of our common stock on the vesting date.

Employment Agreements; Termination / Change in Control Arrangements

We have entered into employment agreements with our Named Executive Officers. Below is a description of the material terms of each agreement, including severance provisions.

Employment Agreement with Steven Humphreys

On September 14, 2015, we entered into an executive employment agreement with Steven Humphreys pursuant to which Mr. Humphreys serves as our Chief Executive Officer and a director. As of the date of his appointment as Chief Executive Officer, Mr. Humphreys continued to serve as a director, but ceased serving as the Chairman of the Board and serving on the Audit and Nominating committees and receives no additional compensation for his service on the Board. Under the terms of his executive employment agreement, Mr. Humphreys receives an annual base salary of $350,000, with a target annual performance bonus of 100% of his base salary. As an employee, Mr. Humphreys is also eligible to participate in the Company’s employee benefits plans. Additionally, Mr. Humphreys was granted an option to purchase 444,460 shares of common stock at an exercise price of $4.36 per share (the “Option”), the closing price of the Company’s common stock on September 9, 2015, under the 2011 Plan. The Option vested as to 25% of the underlying shares on the first anniversary of the date of grant, and then monthly over the following three years. In addition, the Board agreed to grant Mr. Humphreys an award of 302,657 RSUs, vesting over four years from September 9, 2015.

On August 5, 2019, the Compensation Committee reviewed Mr. Humphreys’ compensation and approved the following: (i) in the event that a change of control (as defined in his employment agreement) occurs within four years (i.e., on or prior to August 5, 2023) and Mr. Humphreys continues to serve as the Company’s Chief Executive Officer as of the effective time of the change of control, the Company will grant Mr. Humphreys 365,000 RSUs, subject to and only vesting effective upon the consummation of the change of control, and (ii) beginning July 1, 2019, any quarterly performance-based bonuses earned by Mr. Humphreys will be paid in fully vested stock in lieu of cash, to the extent earned, as determined in accordance with the terms of Mr. Humphreys employment agreement.

On January 28, 2020, the Company and Mr. Humphreys agreed that effective as of February 1, 2020, the Company will pay Mr. Humphreys’ base salary in the form of fully vested common stock of the Company (based on a 30-day trading average prior to issuance for periods prior to May 1, 2021 and based on the five-day trading average prior to issuance for period beginning on May 1, 2021), except that his salary will be paid in cash solely to the extent needed for withholding amounts required for taxes and other involuntary and voluntary payroll deductions and withholdings.

Pursuant to his executive employment agreement, Mr. Humphreys may become entitled to severance benefits. If he is terminated without cause or is constructively terminated (as each term is defined in such agreement), subject to his execution of an enforceable release of claims, he is entitled to receive (i) a lump sum payment equal to 12 months of his then-current base salary, (ii) reimbursement of COBRA premiums for continuation of Company-sponsored group health plan coverage for 12 months, and (iii) 12 months of accelerated service-based vesting in his then-outstanding equity awards. However, in addition to these severance benefits, in the event Mr. Humphreys is terminated without cause or is constructively terminated within 12 months following a change in control of the Company, he is entitled to full acceleration of his equity awards with time-based vesting. Also pursuant to his employment agreement, in the event of his death or disability while an employee of the Company, Mr. Humphreys is entitled to a lump sum payment equal to 12 months of his base salary.

Employment Agreement with Justin Scarpulla

On October 25, 2021, we entered into an executive employment agreement with Justin Scarpulla pursuant to which Mr. Scarpulla serves as our Chief Financial Officer, Principal Accounting Officer and Principal Financial Officer. He was appointed to this role by the Board of Directors on December 6, 2021. Under the terms of his executive employment agreement, Mr. Scarpulla receives an annual salary of $285,000. Mr. Scarpulla was granted 85,000 and 75,000 RSUs under the 2011 Plan on February 28, 2022 and October 31, 2022, respectively. These awards vest with respect to 25% of the underlying shares on January 1, 2023 and December 1, 2023, respectively, and then with respect to the remaining shares on a quarterly basis over the following three years, subject to continued service through the applicable vesting dates. In March 2023, in recognition of Mr. Scarpulla’s contributions and continued service with the Company and to make his equity awards more competitive with market norms, the Compensation Committee amended Mr. Scarpulla’s outstanding RSUs to provide for full acceleration in the event that Mr. Scarpulla’s continuous service (as defined under the 2011 Plan) is terminated (a) by the Company without cause (as defined in the 2011 Plan) or in the event that he experiences a constructive termination (as defined in the Amendment Agreement) and (b) such termination occurs during the change in control period (as defined in the Amendment Agreement), subject to his providing an enforceable release.

Pursuant to his executive employment agreement, Mr. Scarpulla may become entitled to severance benefits. If he is terminated without cause (as such term is defined in such agreement), subject to his execution of an enforceable release of claims, he is entitled to receive (i) six months of his then-current base salary, (ii) reimbursement of COBRA premiums for continuation of Company-sponsored group health plan coverage for Mr. Scarpulla and his eligible dependents for a period of 6 months, and (iii) an additional 6 months of vesting of his RSUs. As an employee, Mr. Scarpulla is also eligible to participate in the Company’s employee benefits plans. Mr. Scarpulla also entered into the Company’s standard form indemnification agreement.

Potential Payments upon Termination or Change in Control

The information below describes the estimated value of certain compensation and benefits that would potentially have become payable under contractual arrangements with our Named Executive Officers assuming a termination of employment or change in control of the Company had occurred on December 31, 2022, based upon the Named Executive Officers’ compensation and service levels as of such date and, where applicable, the $7.24 closing price of our common stock on December 31, 2022. The information presented represents estimates of incremental amounts that would become payable had a trigging event occurred on December 31, 2022 and does not include amounts that were earned and payable as of that date regardless of the occurrence of a triggering event.

If Mr. Humphreys had either been terminated by the Company without cause or by constructive termination (each as defined in his employment agreement) as of December 31, 2022, he would have become entitled to receive (i) $350,000, representing 12 months’ salary and (ii) reimbursement of health care coverage for a period of 12 months, having a value of approximately $18,026. In the event that a change of control (as defined in Mr. Humphreys’ employment agreement) had occurred on December 31, 2022, and Mr. Humphreys continued to serve as the Company’s Chief Executive Officer as of the effective time of the change of control, Mr. Humphreys would have become entitled to receive 365,000 RSUs, subject to and only vesting effective upon the consummation of the change of control. In addition, if on December 31, 2022 and within 12 months of a change in control, Mr. Humphreys had either been terminated by the Company without cause or by constructive termination (each as defined in his employment agreement) as of December 31, 2022, he would have become entitled to receive (i) $350,000, representing 12 months’ salary and (ii) reimbursement of health care coverage for a period of 12 months, having a value of approximately $18,026. Mr. Humphreys’ entitlement to such benefits would be conditioned upon his execution and nonrevocation of a general release in a form determined by the Company. In addition, Mr. Humphreys may be subject to a Section 280G cutback. Had Mr. Humphreys’ employment terminated as of December 31, 2022 for reasons of death or disability (as defined in his employment agreement), he (or his estate as applicable) would have become entitled to $350,000, representing 12 months’ salary, not conditioned on a general release.

If Mr. Scarpulla had been terminated by the Company without cause (as defined in his executive employment agreement) as of December 31, 2022, he would have become entitled to receive (i) $142,500, representing 6 months’ salary and (ii) reimbursement of health care coverage for a period of 6 months, having a value of approximately $24,495. For a description of the severance benefits, see “—Employment Agreement with Justin Scarpulla” above.

PAY VERSUS PERFORMANCE

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for non-CEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to non-CEO Named Executive Officers ($)(4)	Company Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(5)	Net Income (Loss) ($ in millions)	Net Revenue ($)(6)
2022	403,667	403,667	2,970,350	1,443,400	128.37	126.76	(392,000)	112,915,000
2021	630,329	630,329	220,917	291,326	498.94	186.53	1,620,000	103,769,000
2020	481,335	481,335	312,958	190,792	150.71	155.71	(5,105,000)	86,920,000
(1)
The dollar amounts reported are the total compensation reported to Mr. Humphreys for each fiscal year in the "Total" column of the Summary Compensation Table.
(2)
No adjustments made to the Summary Compensation Table totals to derive the compensation actually paid to Mr. Humphreys in his role as CEO.
(3)
The dollar amounts reported represent the average of the amounts reported for our Named Executive Officers as a group (excluding the CEO) in the "Total" column of the Summary Compensation Table in each applicable fiscal year.
(4)
The following represents the adjustments made to the Summary Compensation Table totals for our non-CEO Named Executive Officers to derive the average compensation actually paid to our non-CEO Named Executive Officers.

Adjustments	2022	2021	2020
Amounts reported in "Stock Awards" column of the Summary Compensation Table	(2,685,350)	(146,400)	—
Fair value of outstanding and unvested stock awards that were granted in the current year	1,158,400	281,400	—
Change in fair value of stock awards outstanding and unvested at the end of the current year that were granted in a prior year	—	15,575	(109,513)
Fair value of stock awards granted and vested in the current year	—	—	—
Change in fair value for stock awards vested in the current year that were granted in a prior year	—	92,495	(12,653)
Fair value at the end of the prior year of stock awards that failed to meet vesting conditions in the year	—	(172,661)	—
Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	—	—	—
(5)
The Named Executive Officers included in the non-CEO Named Executive Officer average for each fiscal year are as follows:

Year	Non-CEO Named Executive Officers
2022	Mr. Scarpulla
2021	Messrs. Scarpulla and Kirnbauer, and Ms. Sandra Wallach (former Chief Financial Officer)
2020	Ms. Sandra Wallach
(6)
The peer group used for this purpose is the RDG Technology Composite, our peer group used for purposes of Item 201(e) of Regulation S-K.
(7)
As required by Item 402(v) of Regulation S-K, we have determined net revenue is the Company-Selected Measure, as it is the most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our Chief Executive Officer to Company performance for the most recently completed fiscal year.

Identiv TSR versus Peer Group TSR

Comparison of "Compensation Actually Paid" to TSR

COMPARISON OF "COMPENSATION ACTUALLY PAID" TO TSR*

$600
$500
$400
$300
$200
$100
$0
Total Stockholder Return
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid
$481,335
$630,329
$403,667
$150.71
$498.94
$128.37
12/20
12/21
12/22
Identiv, Inc.
Compensation Actually Paid to CEO

*$100 invested on 12/31/19 in INVE stock, including reinvestment of dividends.
Fiscal year ending December 31.

Comparison of "Compensation Actually Paid" to Net Income (Loss)

COMPARISON OF "COMPENSATION ACTUALLY PAID" TO NET INCOME (LOSS)
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
-$3,000,000
-$4,000,000
-$5,000,000
-$6,000,000
Net Income (Loss)
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
Compensation Actually Paid
$481,335
-$5,105,000
$1,620,000
$630,329
-$392,000
$403,667
12/20
12/21
12/22
Net Income (Loss) ($ in millions)
Compensation Actually Paid to CEO

Comparison of "Compensation Actually Paid" to Net Revenue

Equity Compensation Plan Information

The following table summarizes information as of December 31, 2022 about our common stock that may be issued pursuant to awards under our existing equity compensation plans.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,364,778		$5.05		824,425
Equity compensation plans not approved by security holders	—		—		—
Total	1,364,778	(1)	$5.05	(1)	824,425	(2)

(1)
As of December 31, 2022, there were 505,593 stock options outstanding with a weighted average exercise price of $5.05 and a weighted average term of 3.17 years, 819,185 RSUs outstanding and 40,000 performance share units outstanding under the 2011 Plan.
(2)
Consists of 293,888 shares available for issuance under our Employee Stock Purchase Plan and 530,537 shares available for issuance under the 2011 Plan.

Certain Relationships and Related Transactions

Related Party Transactions

Indemnification Agreements. We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

OTHER MATTERS

We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

By Order of the Board of Directors of

Identiv, Inc.

/s/ Justin Scarpulla

Justin Scarpulla

Chief Financial Officer and Secretary

Fremont, California

April 28, 2023

Our Annual Report on Form 10-K for the year ended December 31, 2022, has been mailed with this Proxy Statement. We will provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Identiv, Inc., 1900-B Carnegie Avenue, Santa Ana, CA 92705. The request must include a representation by the stockholder that, as of April 18, 2023, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.identiv.com.

IDENTIV

IDENTIV, INC.
ATTN: JUSTIN SCARPULLA
1900-B CARNEGIE AVENUE
SANTA ANA, CA 92705

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INVE2023**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13517-P86327 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

IDENTIV, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Director

Nominee:	For	Withhold
1a. Steven Humphreys	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the director nominee in Proposal 1 and FOR Proposals 2 and 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V13518-P86327

IDENTIV, INC.
Proxy for Annual Meeting of Stockholders
June 8, 2023 8:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Steven Humphreys and Justin Scarpulla, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Identiv, Inc. that such stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time, on June 8, 2023, virtually and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.

Continued and to be signed on reverse side